AGREEMENT TO PURCHASE TECHNOLOGY

THIS AGREEMENT TO PURCHASE TECHNOLOGY (the “Purchase Agreement”) is entered into this 4 day of January, 2008 (the “Effective Date”) by and between Joseph Latino, whose address is 902 Ocean Parkway Apt 5F, Brooklyn, New York 11230, Linda Sharkus, whose address is 400 Fourth Avenue, Belmar, New Jersey, 07719 and AcquiSci Inc., whose address is 400 Fourth Avenue, Belmar, New Jersey, 07719, or assigns (hereinafter, the “Buyer”) and LipidViro Tech, Inc., whose address is 1338 Foothill Blvd #126, Salt Lake City, Utah 84108  (the “Seller”).  Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as “The Parties”.

Recitals

A.

Seller is the record owner of certain Technology, as more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”); and

B.

Buyer desires to enter into this Purchase Agreement to purchase the Property upon the terms and conditions provided in this Purchase Agreement; and

C.

Linda Sharkus is the majority owner and controlling party of Acquis Associates which has established relationships and agreements with Seller; and

D.

Joseph Latino is the majority owner and controlling party of Geribald Investments which has certain established relationships and agreements with Seller; and

Agreement

NOW THEREFORE, in consideration for the “Payment” described below, the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell to Buyer the Property upon the terms and conditions set forth herein.

1.

Recitals.  The above Recitals are hereby incorporated herein by this reference.

2.

Agree to Sell.  Seller, in accordance with its respective ownership rights, and in exchange for the Payment described in Section 3 of this Purchase Agreement, hereby agrees to sell the Property to Buyer for a purchase price of one dollar ($1.00), and, for Buyers signed Release and Waiver of debts and liabilities in the form of Exhibit B, and for tender of LipidViro Tech common shares and warrants pursuant to Section 3.

3.

Buyer Obligations.  Concurrent with the execution of this Purchase Agreement, Buyer will:

1)

Delivered the sum of one dollar ($1.00) to Seller (the “Payment”);

2)

Deliver an executed Release and Waivers substantially in the form of Exhibit B, from Joseph Latino and Geribald Investments, Linda Sharkus and Acquis Associates, and any and all entities owned in any way or controlled by either who have relationships, agreements or obligations with Seller; and, In the event the within transaction does not close for any reason, the Release and Waiver referenced herein will become void.

3)

Deliver all Seller’s shares of Common Stock and Warrants [Latino/Geribald Investments, LLC: 616,000 LPVT common shares; 560,000 Class A warrants; and 560,000 Class B warrants and Sharkus/Acquis Associates: 295,793 LPVT common shares; and 10,000 Class A warrants to:

LipidViro Tech, 1338 S. Foothill Dr. #126, Salt Lake City, UT 84108.

4.

Seller Obligations.  Concurrent with the execution of this Purchase Agreement, Seller will:

1)

Deliver executed Assignment for all pending patent applications and provisional applications identified in Exhibit A;

2)

Deliver all specifications, technical drawings, contact device and system equipment   prototypes, and research data identified in Exhibit A that are in Seller’s possession and authorize Buyer to collect and thereafter own items noted in Exhibit A that are not in Seller’s possession.  Seller affirms that all items on Exhibit A, except for certain items identified in Numbers Nine (9) and Ten (10), are in its possession. Seller will utilize best efforts to provide Buyer with those items identified in Numbers Nine (9) and Ten (10) not in its possession.  Buyer acknowledges that the contact device and system equipment prototypes, and certain research data (published and unpublished) identified in Number Nine (9) and Ten (10) may still reside at BYU. Seller makes no representation as to the status of these prototypes but affirms through the consummation of this Agreement, to provide Buyer with written authorization specifying Buyers ownership of the contact device and system equipment prototypes, and any related research data.

3)

Deliver an executed Release and Waivers substantially in the form of Exhibit B, from Seller and any and all entities owned in any way or controlled by it who have relationships, agreements or obligations with Buyer; and, In the event the within transaction does not close for any reason, the Release and Waiver referenced herein will become void.

5.

Closing.  “Closing” shall be deemed to have occurred only when all of the following have been completed: (a) Buyer and Seller have signed and delivered to each other (or to the escrow/closing office), all documents and other items required by this Purchase Agreement and by applicable law; (b) any monies and securities required to be paid by Buyer according to the Option Agreement, attached as Exhibit C, and this Purchase Agreement have been delivered to Seller or to the escrow/closing office, as appropriate, in the form of collected or cleared funds.

6.

Closing Costs.  Buyer and Seller are responsible for their own closing costs.

7.

Agent Fees.  Both Seller and Buyer are self represented and agree there are no agent or other fees due to any party as a result of this transaction.

8.

Binding Effect.  This Purchase Agreement shall be binding upon and shall enure to the benefit of the parties hereto and to their respective heirs, successors and assigns.

9.

Amendment.  This Purchase Agreement may be amended only in writing by the parties hereto.

10.

Notices.  Except as otherwise expressly stated herein, all notices and demands made hereunder shall be made in writing and shall be deemed sufficiently given when deposited in the United States mail, postage prepaid, and addressed to the respective parties at the address(es) provided in the preamble to this Purchase Agreement.  Notice shall be deemed to have been given upon the earlier of actual receipt or three (3) business days after being mailed or hand-delivered with signed delivery receipt.  After execution of this Purchase Agreement, the Parties may change the address(es) provided in the preamble to this Purchase Agreement by first providing written notice of such address change to the other Party in the manner required herein for giving notice.

11.

Governing Law.  This Purchase Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of Utah for which the courts in Salt Lake County, Utah shall have jurisdiction without giving effect to the choice of laws or conflict of laws rules thereof.  Venue for any legal action shall be in Salt Lake County, Utah.

12.

Mediation.  The Parties agree that any dispute related to this Purchase Agreement shall first be submitted to mediation through a mediation provider mutually agreed upon by Seller and Buyer, and that the Parties shall attempt in good faith to settle and resolve any issues or disputes that may arise.  Each party agrees to bear its own costs of mediation.  In the event that the Parties cannot agree upon a mediation provider, or in the event that mediation does not resolve the dispute, any Party may proceed to file a court action to resolve the dispute.

13.

Attorney Fees.  Except as provided in the foregoing paragraph, in case of the employment of an attorney in any matter arising out of a breach of this Purchase Agreement, the prevailing Party in any dispute related to such breach shall be entitled to receive from the other Party all costs and attorney fees through trial, appeal and to final disposition.

14.

Days of the Week.  If any date for notice or performance herein falls on a Saturday, Sunday or Federal or Utah State holiday, the time for such performance shall be extended to 5:00 P.M. on the next business day.  All reference to days herein refers to calendar days.

15.

Authority of Signers.  If Buyer or Seller is a corporation, partnership, trust, estate, limited liability company, or other entity, the person(s) executing this Purchase Agreement in its behalf warrant(s) their authority to do so and to bind Buyer or Seller.

16.

No Partnership.  No provision of this Purchase Agreement shall be construed to create any type of joint venture or partnership agreement between Buyer or Seller or any of their respective principals.

17.

Facsimile Transmissions and Counterparts.  Facsimile transmissions of a signed copy of this Purchase Agreement and the retransmission of any signed facsimile shall be the same as delivery of an original.  This Purchase Agreement and any amendments hereto may be executed in counterparts, which taken together shall constitute one document.

18.

Seller’s Representations and Warranties.  In order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby and thereby as of the date hereof, Seller makes the representations and warranties set forth below to the Buyer.

i.

The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.  The Seller has the requisite corporate right, power, and authority to (i) own or lease and operate its properties and assets that it purports to own, lease or operate, (ii) conduct its business as presently conducted; and (iii) perform all its obligations under agreements to which it is a party.

ii.

To the best of its knowledge, Seller has all requisite capacity to execute, deliver, and perform this Agreement and to consummate each of the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller and are enforceable in accordance with its respective terms, except to the extent that their enforcement is limited by applicable law, bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

iii.

To the best of Sellers knowledge, the execution, delivery and performance of this Agreement and the consummation by Seller of the transaction contemplated hereby and thereby (a) do not violate or conflict with any (i) applicable law, (ii) governmental authorization, or (iii) organizational document of the company or any resolution adopted by the board of directors or the stockholders of the Company.  Seller specifically affirms that a majority of its shareholders have indicated that they consent to the transaction contemplated herein.

iv.

The Technology being transferred is free of any and all liens, encumbrances and claims of any third parties.

v.

Seller agrees that in consideration of the promises herein, for a period equal to 18 months or the longest period permitted by the laws and court decisions in the State of Utah (which will be identified by Buyer and Seller by the closing date otherwise this period shall be 18 months) from the date of the transfer of the Technology, it will not compete, either directly or indirectly, with Buyer in any manner in any business utilizing the Technology transferred pursuant to this Agreement.

19.

Exclusivity.  The parties acknowledge that the Buyer shall have the exclusive agreement to purchase the Technology set out in Exhibit A and/or referenced in the Recitals of this Agreement and that Seller shall not enter into negotiations to sell the Technology or offer to sell the Technology to any third party.

IN WITNESS WHEREOF, the parties hereto have signed this Purchase Agreement as of the Effective Date.

BUYER:                                                                      SELLER:

/s/Joseph Latino                                                            /s/Kenneth P. Hamik

Joseph Latino                                                               Name:  LipidViro Tech

Individually; for Geribald                                               By:  Kenneth Hamik, President and CEO

Investments, LLC; and,

AcquiSci Inc.

/s/Linda Sharkus

Linda Sharkus

Individually; for Acquis

Associates, Inc.; and,

AcquiSci Inc.

EXHIBIT “A”

TO AGREEMENT TO PURCHASE TECHNOLOGY

The following is a full description of the “Property,” both tangible and intangible, that is being transferred from the Seller to the Buyer, as set forth specifically in the PURCHASE AGREEMENT, of which this is an attachment and made part thereof:

1)

U.S. Serial No. 60/491, 997 filed July 31, 2003

2)

U.S. Serial No. 60/553,774 filed March, 17, 2004

3)

U.S. Serial No. 10/910,439,  filed August 2, 2004

4)

U.S. Serial No. 10/910,485,  filed August 2, 2004

5)

U.S. Serial No. 10/963,139,  filed October 11, 2004

6)

U.S. Serial No. 10/963,477,  filed October 11, 2004

7)

PCT Application No. PCT/US04/025135, filed August 2, 2004

8)

PCT Application No. PCT/US04/025656, filed August 2, 2004

9)

All documents referring to, relating to, concerning or mentioning the subject matter that is disclosed in the applications referenced in this Exhibit “A,” including all reports, research data, drawings, vendor or supplier lists, patent application files and prior art that are in Seller’s possession.

10)

All technical information relating to the technology disclosed in the patent applications enumerated in this Exhibit “A,” including all prototypes,  all published and  unpublished research and development information, unpatented inventions, know-how, trade secrets, and technical data (all data generated by Seller’s technology from its inception, including but not limited to; cellular, protein including prion data, and biological and non-biological fluid data.) in the possession of Seller at the EFFECTIVE DATE of the Option Agreement attached as Exhibit C.

11)

Provisional application entitled, “Treatment of Cardiovascular Diseases with Ozone;” filed 5/7/07

12)

Provisional application entitled, “Prion Inactivation with Ozone,” filed 6/26/07

13)

Provisional application entitled, “Treatment of Acute Ischemic Brain Stroke with Ozone,” filed 9/1/06

14)

Provisional application entitled, “Treatment of Inflammatory Disorders with Ozone,” filed 6/26/07

EXHIBIT B

RELEASE AND WAIVER

(Linda Sharkus, Joseph Latino, Geribald Investments, Acquis Associates, etc), individually and on behalf of any past and present owners, shareholders, directors, officers, members, employees, servants, representatives, agents, attorneys, affiliated entities and persons, subrogees, heirs, executors, insurers, successors, and assigns (Releasors”), hereby release, acquit, and forever absolutely discharge LipidViro Tech, Inc 1338 Foothill Blvd, #126, Salt Lake City, Utah 84108 (“Lipid”) and Lipid’s past and present owners, management members, employees, servants, representatives, agents, attorneys, affiliated entities and persons, subrogees, heirs, executors, insurers, successors, and assigns (the “Lipid Releasees”), from any and all actions, causes of action, claims, debts, liabilities, accounts, demands, damages, causes, claims for indemnification or contribution, or any other thing whatsoever whether known or unknown, suspected or unsuspected, certain or speculative, accrued or unaccrued that the  Releasors ever had or now have relating to or arising out past agreements, contracts, obligations and relationships written or verbal with Lipid, provided, however, that this Release and Waiver shall not apply to relieve the Lipid of any duties or obligations owed or imposed under the Option Agreement or Purchase Agreement, nor shall this paragraph apply to extinguish any rights to which the Lipid is entitled under the same Option Agreement and Purchase Agreement.

DATED 1/14/08

/s/Kenneth P. Hamik                                         /s/Joseph Latino

For:  LipidViro Tech, Inc.                                  For:  Latino, Geribald Investments, and AcquiSci Inc.

                                                                        /s/Linda Sharkus

                                                                        For:  Sharkus, Acquis Associates, and AcquiSci Inc.